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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-3 of Valero Energy Corporation of our report dated April 10, 2003, except for paragraphs four and five of Note 14, as to which the date is May 7, 2003, with respect to the financial statements of Orion Refining Corporation, which appears in the Current Report on Form 8-K/A dated August 12, 2003.



PricewaterhouseCoopers LLP


New Orleans, Louisiana
October 14, 2003